      As filed with the Securities and Exchange Commission on May 24, 1995

                                                      Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                THE TORO COMPANY
             (Exact name of registrant as specified in its charter)

                Delaware                                  41-0580470
      (State or other jurisdiction                     (I.R.S. Employer
    of incorporation or organization)               Identification Number)

                            8111 Lyndale Avenue South
                          Bloomington, Minnesota 55420
               (Address of principal executive offices) (Zip Code)

                              ---------------------

                                THE TORO COMPANY
                           INVESTMENT AND SAVINGS PLAN
                            (Full title of the plan)

                          J. Lawrence McIntyre, Esquire
                  Vice President, Secretary and General Counsel
                                The Toro Company
                            8111 Lyndale Avenue South
                          Bloomington, Minnesota 55420
                        Telephone number : (612) 888-8801
            (Name, address and telephone number of agent for service)

                              ---------------------

                                    Copy to:
                             Helen P. Starr, Esquire
                            Doherty, Rumble & Butler
                            Professional Association
                               1625 M Street, N.W.
                             Washington, D.C. 20036

                              ---------------------


                        CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

  Title of securities           Amount to           Proposed maxi-      Proposed maxi-             Amount of
  to be registered            be registered         mum offering        mum aggregate           registration fee
                                                    price per share     price per share

-----------------------------------------------------------------------------------------------------------------
Common Stock, par             500,000 shares(b)     $29.625 (c)         $14,812,500 (c)         $5,108 (d)
value $1.00 per share (a)

Interests in the Plan (e)
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

(a) Each share of Common Stock has attached thereto one Preferred Share Purchase Right. Value attributable to such Rights, if any, will be reflected in the market price of the Common Stock.

(b) An indeterminate number of shares may be purchased from time to time by individuals who participate in the Plan. The maximum number of shares that will be issued under this Registration Statement is 500,000.

(c) Estimated solely to calculate the registration fee, pursuant to Rule 457(c) and Rule 457(h), on the basis of the average of the high and low prices in the consolidated reporting system on May 15, 1995 as reported in THE WALL STREET JOURNAL.

(d)  Restricted fee to be applied to account number 737758.

(e) Pursuant to Rule 416(c) under the Securities Act of 1993, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (File No. 1-8649) pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

          1. Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1994.

          2. Registrant's Quarterly Report on Form 10-Q for the quarter ended October 28, 1994.

`         3.  Registrant's Quarterly Report on Form 10-Q for the quarter ended
February 3, 1995.

          4. The descriptions of Registrant's Common Stock and Preferred Share Purchase Rights contained in Registrant's registration statements filed under
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

     All reports and other documents subsequently filed by Registrant and The Toro Company Investment and Savings Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES.

     Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware empowers a corporation incorporated under the statute to indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve in such capacities with another enterprise at the corporation's request against expenses (including attorneys' fees), as well as judgments, fines and settlements, actually and reasonably incurred by them in connection with any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The power to indemnify exists only where such officer, director, employee or agent has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of criminal action, where such person had no reasonable cause to believe his conduct was unlawful. Unless a court determines to the contrary, a corporation has no power of indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation. Indemnification against expenses is mandatory to the extent a claim, issue or matter has been successfully defended. Indemnification and advancement of expenses are not deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise. A Delaware corporation also has the power to purchase and maintain insurance on behalf of any person it has the power to indemnify, whether or not indemnity against liability would be allowed under the statute.

     Section 1 of Article XI of Registrant's Certificate of the Incorporation provides, in accordance with Section 102(b)(7) of the Delaware General Corporation Law, for the elimination or limitation of the personal liability of a director to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director under certain circumstances.

     Section 2 of Article XI of Registrant's Certificate of Incorporation mandates indemnification of a director or officer of Registrant or a person serving at the request of the Registrant as a director, officer, employee or agent of another entity to the fullest extent authorized by the Delaware General Corporation Law against expenses, liability and loss and authorizes the Board to express such rights in written contracts.


     The Registrant also maintains liability insurance policies which provide for indemnification of directors, officers, employees and agents of the Registrant against certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Inapplicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER    DESCRIPTION

4 Instruments defining the rights of security holders, including indentures:

4(a) Specimen form of Common Stock certificate (incorporated by reference to Exhibit 4(c) to Registrant's Registration Statement on Form S-8, Registration No. 2-94417).

4(b) Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.2 to Registrant's Registration Statement on Form S-3, Registration No. 33-16125).

4(c) Certificate of Amendment to Certificate of Incorporation dated December 9, 1986 (incorporated by reference to Exhibit 3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended January 30, 1987, Commission File No. 1-8649).

4(d) Certificate of Amendment to Certificate of Incorporation dated December 8, 1987 (incorporated by reference to Exhibit 3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended January 29, 1988, Commission File No. 1-8649).

4(e) Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to Registrant's Annual Report on Form 10-K for the year ended July 31, 1991, Commission File No. 1-8649).

4(f) Rights Agreement dated as of June 14, 1988, between the Registrant and Norwest Bank Minnesota National Association, relating to rights to purchase Series B Junior Participating Voting Preferred Stock (incorporated by reference to Exhibit 1 to Registrant's Registration Statement on Form 8-A dated June 17, 1988, Commission File No. 1-8649, as amended from time to time).

5 UNDERTAKING IN LIEU OF ERISA AND IRS OPINION: Registrant undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

23        Consent of KPMG Peat Marwick LLP.

24        Powers of Attorney (included in signature pages).

ITEM 9.  UNDERTAKINGS.

     (a)  Rule 415 offering.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings incorporating subsequent Securities Exchange Act of 1934 documents by reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Exchange Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota on the 24th day of May, 1995.


                                   THE TORO COMPANY
                                   (Registrant)


                                   By:  J. LAWRENCE MCINTYRE
                                      ---------------------------------------
                                      J. Lawrence McIntyre, Vice President,
                                      Secretary and General Counsel


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kendrick B. Melrose and J. Lawrence McIntyre, or either of them, each with power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and/or all subsequent amendments to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby approving and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                    TITLE                               DATE


KENDRICK B. MELROSE         Chairman, Chief Executive         May 24, 1995
-------------------         Officer and Director
Kendrick B. Melrose         (Principal Executive Officer)

DAVID H. MORRIS             President and Chief Operating     May 24, 1995
-------------------         Officer
David H. Morris


GERALD T. KNIGHT            Vice President Finance            May 24, 1995
-------------------         and Chief Financial Officer
Gerald T. Knight            (Principal Financial Officer)


RANDY B. JAMES              Vice President and Controller     May 24, 1995
-------------------         (Principal Accounting Officer)
Randy B. James

JANET K. COOPER             Director                          May 24, 1995
-------------------
Janet K. Cooper


WILLIAM W. GEORGE           Director                          May 24, 1995
-------------------
William W. George


ALEX A. MEYER               Director                          May 24, 1995
-------------------
Alex A. Meyer


ROBERT H. NASSAU            Director                          May 24, 1995
-------------------
Robert H. Nassau


DALE R. OLSETH              Director                          May 24, 1995
-------------------
Dale R. Olseth


EDWIN H. WINGATE            Director                          May 24, 1995
-------------------
Edwin H. Wingate

                                  EXHIBIT LIST

EXHIBIT
NUMBER    DESCRIPTION

4 Instruments defining the rights of security holders, including indentures:

4(a) Specimen form of Common Stock certificate (incorporated by reference to Exhibit 4(c) to Registrant's Registration Statement on Form S-8, Registration No. 2-94417).

4(b) Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.2 to Registrant's Registration Statement on Form S-3, Registration No. 33-16125).

4(c) Certificate of Amendment to Certificate of Incorporation dated December 9, 1986 (incorporated by reference to Exhibit 3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended January 30, 1987, Commission File No. 1-8649).

4(d) Certificate of Amendment to Certificate of Incorporation dated December 8, 1987 (incorporated by reference to Exhibit 3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended January 29, 1988, Commission File No. 1-8649).

4(e) Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to Registrant's Annual Report on Form 10-K for the year ended July 31, 1991, Commission File No. 1-8649).

4(f) Rights Agreement dated as of June 14, 1988, between the Registrant and Norwest Bank Minnesota National Association, relating to rights to purchase Series B Junior Participating Voting Preferred Stock (incorporated by reference to Exhibit 1 to Registrant's Registration Statement on Form 8-A dated June 17, 1988, Commission File No. 1-8649, as amended from time to time).

23        Consent of KPMG Peat Marwick  LLP. . . . . . . . .

24        Powers of Attorney (included in signature pages).